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Exhibit 1.1

        AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY
 (an Iowa corporation)
    •    Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:    •    , 2003

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

(an Iowa corporation)
    •    Shares of Common Stock
(Par Value $1.00 Per Share)

UNDERWRITING AGREEMENT

            •    , 2003

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
Advest, Inc.
Raymond James & Associates, Inc.
Sanders Morris Harris Inc.
    as Representatives of the several Underwriters
c/o    Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

        American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Advest, Inc., Raymond James & Associates, Inc. and Sanders Morris Harris Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of     •    additional shares of Common Stock to cover overallotments, if any. The aforesaid    •    shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the    •    shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

        The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this "Agreement") has been executed and delivered.

        The Company and the Underwriters agree that up to    •    shares of the Initial Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to the Company's directors, officers, employees, other persons having relationships with the Company and related persons of the foregoing (the "Invitees"), as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that Reserved Securities are not orally confirmed for purchase by the Invitees by 5:00 P.M. (Eastern time) on the first business day after the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

        The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-108794), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i)    Compliance with Registration Requirements.    Each of the Registration Statement and any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

      At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration

  Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriters through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) is the following: the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the second sentence of the fourth center paragraph, the first two sentences of the fifteenth paragraph and the first sentence of the sixteenth paragraph under the caption "Underwriting".

      Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

      Each of the Company's (A) Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by Amendment No. 1 on Form 10-K/A with respect to such report, filed with the Commission on September 12, 2003, (B) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, as amended by Amendment No. 1 on Form 10-Q/A with respect to such report, filed with the Commission on November 14, 2003, (C) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, as amended by Amendment No. 1 on Form 10-Q/A with respect to such report, filed with the Commission on September 12, 2003 and (D) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, as amended by Amendment No. 1 on Form 10-Q/A with respect to such report, filed with the Commission on September 12, 2003, in each case at the time the applicable amendment was filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      Each of the Company's (1) Preliminary Proxy Statement filed with the Commission on April 18, 2003 and (2) Definitive Proxy Statement filed with the Commission on April 28, 2003, at the time they were filed with the Commission, did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements, therein, in the light of the circumstances under which they were made, not misleading.

          (ii)    Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company as required by the 1933 Act and the 1933 Act Regulations.

          (iii)    Financial Statements.    The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statements of income, changes in stockholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein in accordance with GAAP. The selected consolidated financial and other data and the summary consolidated financial and other data included in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement or with statutory accounting principles or practices required or permitted by the National Association of Insurance Commissioners and by the appropriate insurance department of the jurisdiction of each Insurance Subsidiary (as defined below) ("SAP"), as applicable.

          (iv)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, surplus, capital, policy reserves, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Iowa and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)    Good Standing of Subsidiaries.    Each direct and indirect subsidiary of the Company (each, a "Subsidiary") has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through one or more Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities (i) pursuant to the Company's bank credit facility or (ii) that are immaterial to the Company and the Subsidiaries taken as a whole; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Other than the Subsidiaries, the Company does not own or control, directly or indirectly, more than five percent of any class of equity security of any corporation, association or other entity. Each of the Company and each Subsidiary that is engaged in the business of insurance or reinsurance (collectively, the "Insurance Subsidiaries") is in compliance with the requirements of the insurance laws and regulations of its respective jurisdiction of organization or incorporation, as the case may be, and the insurance laws and regulations of other jurisdictions which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case, with such exceptions as would not reasonably be expected to have a Material Adverse Effect; and, except as otherwise specifically described in the Prospectus, neither the Company nor any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") is needed to be obtained by the Company or any of the Insurance Subsidiaries in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals would have a Material Adverse Effect. The only "significant subsidiaries" (as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act Regulations) of the Company are the Subsidiaries listed on Exhibit 21.1 to the Registration Statement.

          (vii)    Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities, options or management subscription rights referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (ix)    Authorization and Description of Securities.    The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x)    Absence of Defaults and Conflicts.    Neither the Company nor any of the Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, any of the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers or customers, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

          (xii)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or affecting the Company or any Subsidiary, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that, individually or in the aggregate, might result in a Material Adverse Effect, or that, individually or in the aggregate, might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

          (xiii)    No Unauthorized Use of Prospectus.    The Company has not distributed and, prior to the later to occur of (i) the Closing Time and (ii) completion of the distribution of the Securities, will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Securities other than the Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act or by the 1933 Act Regulations and approved by the Representatives.

          (xiv)    Accuracy of Exhibits.    There is no contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit thereto that is not described or filed as required by the 1933 Act and the 1933 Act Regulations.

          (xv)    Possession of Intellectual Property.    The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") material to the conduct of their businesses now operated (or contemplated by the Prospectus to be operated), and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, other than any such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

          (xvi)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, or in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (i) such as have been already made or obtained or will be timely made or obtained prior to the Closing Time or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, state insurance laws or state securities laws and (ii) such as have been made or obtained or will be timely made or obtained prior to the Closing Time under the laws and regulations of jurisdictions outside the United States in which the Securities are offered.

          (xvii)    Absence of Manipulation.    Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xviii)    Possession of Licenses and Permits.    The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

          (xix)    Compliance with Applicable Laws.    The Company and its Subsidiaries have complied and are in compliance with all federal, state and local statutes, regulations, ordinances and rules as now in effect and applicable to the ownership and operation of their properties or the conduct of their businesses as described in the Prospectus and as currently being conducted, except where the failure so to comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (xx)    Insurance Licenses.    Each of the Insurance Subsidiaries holds such insurance licenses, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business (the "Insurance Licenses")) as are material to the conduct of its business as described in the Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain such Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

          (xxi)    Reinsurance Treaties.    All reinsurance treaties and arrangements to which any Insurance Subsidiary is a party are in full force and effect and no Insurance Subsidiary is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No Insurance Subsidiary has received any notice from any of the other parties to such treaties, contracts or agreements that such other party intends not to perform such treaty and, to the knowledge of the Company, none of the other parties to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the audited consolidated financial statements of the Company included in the Prospectus, except where such nonperformance would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

          (xxii)    Statutory Financial Statements.    The statutory financial statements of the Insurance Subsidiaries, from which certain data filed as part of the Registration Statement have been derived, have been prepared, for each relevant period, in conformity with SAP applied on a consistent basis throughout the periods involved, except (1) as may otherwise be indicated therein or in the notes thereto and (2) in the case of any such financial statements for periods less than a full year, for any normal year-end adjustments, and present fairly in all material respects the statutory financial position of the Insurance Subsidiaries as of the dates thereof, and the statutory basis results of operations of the Insurance Subsidiaries for the periods covered thereby.

          (xxiii)    Title to Property.    The Company and the Subsidiaries have good and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of the Subsidiaries; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xxiv)    Investment Company Act.    The Company is not, and upon the issuance and sale of the Securities as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxv)    Environmental Laws.    Except as described in the Registration Statement and except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of the Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxvi)    Registration Rights.    Except as otherwise described in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxvii)    Tax Matters.    The Company and each of the Subsidiaries have filed all tax returns required to be filed, or have duly requested extensions thereof, which returns are true and correct, except to the extent that any failure to file, request for an extension or incorrectness would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in the payment of any taxes, including penalties and interest, assessments, fees and other charges, shown thereon due or otherwise assessed, other than (A) those being contested in good faith and for which adequate reserves have been provided or (B) those currently payable without interest which were payable pursuant to said returns or any assessments with respect thereto, except where the failure to be in full force and effect or where such violation or default would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

          (xxviii)    Insurance.    The Company and the Subsidiaries maintain insurance against such losses and risks and in such amounts as is commercially reasonable in light of the business presently conducted by the Company and the Subsidiaries, all of which insurance is in full force and effect. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility. The Company and each of the Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

          (xxix)    Accounting Controls.    The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of the Company's consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability of the assets of the Company and the Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxx)    Compliance with Sarbanes-Oxley Act.    The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

        (b)    Officer's Certificates.    Any certificate signed by any officer of the Company or any of the Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

        (b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional     •    shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

        Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

        (d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.    Covenants of the Company.    The Company covenants with each Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments.    The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus

(as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws.    The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

        (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of time as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of time as may be necessary to complete the distribution of the Securities.

        (g)    Rule 158.    The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

        (h)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

        (i)    Listing.    The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

        (j)    Restriction on Sale of Securities.    During the period ending 180 days after the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or other transfer or disposition of) any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, (ii) file any registration statement under the 1933 Act with respect to any of the foregoing or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option, warrant or management subscription right, or the conversion of a security, in each case, outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued (provided that the recipient is prohibited from transferring or disposing of the beneficial ownership of such shares until the expiration of such 180-day period) or options to purchase Common Stock granted pursuant to the terms of existing employee benefit plans or agreements of the Company referred to in the Prospectus so long as such options are not exercisable within the 180-day period or (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan referred to in the Prospectus.

        (k)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

        (l)    Compliance with NASD Rules.    The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for such period following the date of this Agreement as is required by the NASD or the NASD rules. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

        (b)    Opinion of Special Counsel for Company.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel for the Company, in form and substance satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (c)    Opinion of Special Tax Counsel for Company.    At Closing Time, the Representatives shall have received the favorable tax opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom (Illinois), special tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (d)    Opinion of General Counsel for Company.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Wendy L. Carlson, Esq., General Counsel and Chief Financial Officer of the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

        (e)    Opinion of Counsel for Underwriters.    At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

        (f)    Officers' Certificate.    At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (g)    Accountants' Comfort Letter.    At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (h)    Bring-down Comfort Letter.    At Closing Time, the Representatives shall have received from Ernst & Young LLP, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

        (i)    Approval of Listing.    At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

        (j)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received (i) an agreement substantially in the form of Exhibit C-1 hereto signed by the persons listed on Schedule C-1 hereto and (ii) an agreement substantially in the form of Exhibit C-2 hereto signed by the persons listed on Schedule C-2 hereto.

        (k)    Maintenance of Rating.    Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's securities or the rating of any Subsidiary by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

        (l)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)    Officers' Certificate.    A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (ii)    Opinions of Counsel for Company.    The favorable opinions of Skadden Arps, Slate, Meagher & Flom (Illinois), special counsel for the Company, Skadden, Arps, Slate, Meagher & Flom (Illinois), special tax counsel for the Company and Wendy L. Carlson, Esq., General Counsel and Chief Financial Officer of the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b), Section 5(c) and Section 5(d) hereof, as applicable.

          (iii)    Opinion of Counsel for Underwriters.    The favorable opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

          (iv)    Bring-down Comfort Letter.    A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than two days prior to such Date of Delivery.

        (m)    Additional Documents.    At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (n)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered or (B) any untrue statement or alleged untrue statement of a material fact contained in any prospectus wrapper or other material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iv)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that the foregoing indemnity with respect to any untrue statement contained in or any omission from the Registration Statement shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, liability, claim, damages or expense purchased any of the Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the Registration Statement was corrected and (ii) such person was not sent or given a copy of the Prospectus which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Securities to such person.

        (b)    Indemnification of Company, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

        (c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above or Section 6(e) below, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        (d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the terms hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) or settlement of any claim in connection with any violation referred to in Section 6(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        (e)    Indemnification for Reserved Securities.    In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters, their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act,

from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by the end of the first business day after the date of the Agreement or (ii) related to, or arising out of or in connection with, the offering of the Reserved Securities.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any violation of the nature referred to in Section 6(a)(ii) hereof or any matter referred to in Section 6(e) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 6(a)(ii) hereof or any matter referred to in Section 6(e) hereof.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted

Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i)  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

           (ii)  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery that is after the Closing Time, that does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.    Tax Disclosure.    Notwithstanding any other provision of this Agreement, the parties (and each employee, representative or other agent of each party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Joseph E. (Jeff) Consolino; and notices to the Company shall be directed to it at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266, attention of Wendy L. Carlson.

        SECTION 13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 15.    TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 16.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

        SECTION 17.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
By:	Name: Title:
CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
ADVEST, INC. RAYMOND JAMES & ASSOCIATES, INC. SANDERS MORRIS HARRIS INC.
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	Authorized Signatory

        For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

NAME OF UNDERWRITER	NUMBER OF INITIAL SECURITIES
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Advest, Inc.
Raymond James & Associates, Inc.
Sanders Morris Harris Inc.

Total	18,700,000

Sch A-1

SCHEDULE B

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
    •    Shares of Common Stock
(Par Value $1.00 Per Share)

        1.     The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $    •    .

        2.     The purchase price per share for the Securities to be paid by the several Underwriters shall be $    •    , being an amount equal to the initial public offering price set forth above less $    •    per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Sch B-1

SCHEDULE C-1

LIST OF DIRECTORS, OFFICERS AND SIGNIFICANT SHAREHOLDERS
SUBJECT TO LOCK-UP

[List of all Directors, Officers and Significant Shareholders to come]

Sch C-1-1

SCHEDULE C-2

LIST OF OTHER SHAREHOLDERS
SUBJECT TO LOCK-UP

[List of Other Shareholders Subject to Lock-Up to come]

Sch C-2-1

Exhibit A-1

FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

          (i)  American Equity Investment Life Insurance Company of New York is validly existing in good standing under the laws of the State of New York and has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

         (ii)  American Equity Capital Trust I is validly existing in good standing as a business trust under the laws of the State of Delaware and has the trust power and trust authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

        (iii)  American Equity Capital Trust II is validly existing in good standing as a business trust under the laws of the State of Delaware and has the trust power and trust authority to own, lease and operate its properties and to conduct its business, in each case as described in the Prospectus.

        (iv)  The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the New York Stock Exchange.

         (v)  The statements in the Prospectus under the captions "Shares Eligible for Future Sale—No Sales of Similar Securities," "Shares Eligible for Future Sale—Rule 144" and "Shares Eligible for Future Sale—Rule 144(k)" insofar as such statements purport to summarize certain provisions of Rule 144 under the Securities Act or certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

        (vi)  The statements in the Prospectus under the caption "Underwriting," insofar as such statements purport to summarize provisions of the Underwriting Agreement, fairly summarize such provisions in all material respects.

       (vii)  The statements in the Prospectus under the caption "Management—Mr. Noble's Employment Agreement," insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

      (viii)  To our knowledge, there are no contracts or other documents which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been filed as required.

        (ix)  No consent, approval, license, authorization or validation of, or filing, qualification or registration with, any court, regulatory body, administrative agency or governmental body of the United States of America having jurisdiction over the Company under Applicable Laws (as defined below), required to be made or obtained by the Company pursuant to Applicable Laws, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

         (x)  To our knowledge, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, that are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Rules and Regulations that are not so disclosed.

        (xi)  The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and

A-1-1

sale of the Securities, will not (a) constitute a violation of, or a breach or default under, the terms of those indentures or other agreements or instruments filed as exhibits to the Registration Statement ("Applicable Contracts") or (b) violate or conflict with, or result in any contravention of, any Applicable Law or any United States federal, New York or Delaware judgment, order or decree listed on a schedule to the opinion ("Applicable Orders"). We do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its Subsidiaries.

       (xii)  The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

        In rendering such opinions, such counsel may rely, (a) as to matters involving the application of the laws of the State of New York and the State of Delaware, upon the opinion letter of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company and (b) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). Nothing contained in the preceding sentence shall prevent counsel from making customary assumptions, qualifications, limitations and exclusions. The opinions will be limited to the federal laws, rules and regulations of the United States of America, the laws, rules and regulations of the State of Illinois and, solely with respect to the opinions set forth in numbered paragraphs (i), (ii), (iii), (ix) and (xi) above, the laws, rules and regulations of the States of New York and Delaware ("Applicable Laws").

        In addition, such counsel shall state that, subject to the conditions and exceptions set forth in the negative assurance letter to be delivered to the Representatives, on the basis of the information such counsel gained in the course of performing the services described in such letter, (i) the Registration Statement, at the time it became effective, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations thereunder (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement); and (ii) no facts have come to such counsel's attention that have caused it to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date of such letter, contained or contains an untrue statement of a material factor or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement).

A-1-2

Exhibit A-2

FORM OF OPINION OF COMPANY'S SPECIAL TAX COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)

        Under current United States federal income and estate tax law, although the discussion set forth in the Registration Statement under the heading "Material U.S. Federal Tax Consequences to Non-U.S. Shareholders" does not purport to discuss all possible United States federal income and estate tax consequences of the purchase, ownership and taxable disposition of the Common Stock by a Non-U.S. Shareholder, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income and estate tax consequences that are anticipated to be material to a Non-U.S. Shareholder who acquires the Common Stock pursuant to the Initial Public Offering.

A-2-1

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL OF COMPANY
TO BE DELIVERED PURSUANT TO
SECTION 5(d)

          (i)  The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa.

         (ii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not reasonably be expected to result in a Material Adverse Effect.

        (iii)  The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby.

        (iv)  The shares of issued and outstanding capital stock of the Company have been duly authorized and are validly issued and are fully paid and nonassessable, and are free and clear of any preemptive rights or any similar rights arising under the Iowa Business Corporation Act, the Company's charter or bylaws or those indentures or other agreements or instruments known to me and to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties or assets are subject (each, an "Applicable Contract").

         (v)  The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

        (vi)  The Securities have been duly authorized by the Company and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free and clear of any preemptive rights or any similar rights arising under the Iowa Business Corporation Act, the Company's charter or bylaws or any Applicable Contract.

       (vii)  The form of certificate used to evidence the Common Stock complies in all material respects with the applicable requirements of the charter and by-laws of the Company and the Iowa Business Corporations Act.

      (viii)  American Equity Investment Life Insurance Company has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa. American Equity Investment Life Insurance Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

        (ix)  American Equity Investment Properties, L.C. has been duly organized and is validly existing in good standing under the laws of the State of Iowa. American Equity Investment Properties, L.C. has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (x)  American Equity Investment Capital, Inc. has been duly incorporated and is validly existing in good standing under the laws of the State of Iowa. American Equity Investment Capital, Inc. has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

        (xi)  Each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

       (xii)  Except as otherwise disclosed in the Registration Statement, all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and, to the best of my knowledge, are owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (xiii)  The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (xiv)  To the best of my knowledge, and other than as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, that could reasonably be expected to result in a Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations under the Underwriting Agreement.

       (xv)  The statements in the Prospectus under the captions "Risk Factors— Risks Relating to This Offering—Anti-takeover provisions affecting us could prevent our shareholders from obtaining a change in control premium for their shares of our common stock," "Business—Reinsurance," "Business—Regulation," "Business—Legal Proceedings," "Management—Stock Incentive Plans," "Management—Other Compensation Plans," "Management—Change in Control Arrangements," "Certain Relationships and Related Party Transactions," "Description of Capital Stock," and under Items 14 and 15 in Part II of the Registration Statement, insofar as such statements purport to summarize certain provisions of the Company's charter and bylaws or certain provisions of the laws, rules and regulations of the State of Iowa ("Applicable Laws") or certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.

      (xvi)  The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, and the use of proceeds therefrom by the Company, will not, whether with or without the giving of notice or lapse of time or both, (a) constitute a violation of, or a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Underwriting Agreement) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the terms of any Applicable Contract (except for such violations, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect), (b) conflict with the charter or bylaws of the Company, or (c) violate or conflict with, or result in any contravention of, any Applicable Law or any judgment, order or decree known to me to be applicable to the Company. I do not express any opinion, however, as to whether the execution, delivery or performance by the Company of the Underwriting Agreement will constitute a violation of, or a default under, any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

     (xvii)  To the best of my knowledge, each Insurance Subsidiary holds such Insurance Licenses as are material to the conduct of its business; to the best of my knowledge, there is no pending or threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any such Insurance License that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, to the best of my knowledge, no insurance regulatory agency or body has issued, or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

    (xviii)  To the best of my knowledge, no holder of any security of the Company has any right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of the Underwriting Agreement, which right has not been waived.

        Nothing has come to my attention that would lead me to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I express no opinion), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which I express no opinion), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        In rendering such opinions, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent she deems proper, on certificates of officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991). Nothing contained in the preceding sentence shall prevent counsel from making customary assumptions, qualifications, limitations and exclusions. The opinions will be limited to the applicable laws of the State of Iowa.

Exhibit C-1

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS AND
SIGNIFICANT SHAREHOLDERS PURSUANT TO SECTION 5(i)(A)

October    , 2003

American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266

Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated

Advest, Inc.
            As Representatives of the several
            Underwriters to be named in the within-mentioned
            Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
                             Incorporated
4 World Financial Center FL25
New York, NY 10080

Re:
Proposed Public Offering by American Equity Investment Life Holding Company.

        The undersigned, a stockholder of American Equity Investment Life Holding Company, an Iowa corporation (the "Company"), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Advest, Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the public offering of shares of the Company's common stock, par value $1 per share (the "Common Stock").

        In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, except as otherwise provided below, from the date of this letter until the expiration of 180 days after the date of the Underwriting Agreement (the "Lock-up Period"), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, hedge, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of (or announce any offer, sale, offer of sale, contract of sale, hedge, pledge, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase or other transfer or disposition of) any shares of the Company's Common Stock or any securities convertible into, or exchangeable or exercisable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; (ii) file or cause to be filed any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing; or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock, whether any such swap, agreement or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The undersigned represents and warrants that, as of the date of this letter, his/her/its shares of Common Stock are not pledged in connection with any indebtedness except as disclosed in a signed attachment to this letter.

C-1

        During the Lock-up Period, the undersigned may make any of the following types of transfers if, prior to the transfer, each transferee agrees in writing to be bound by the restrictions contained in this letter:

  (a)
  pledge any shares of the Company's Common Stock in connection with indebtedness not maturing prior to the expiration of the Lock-up Period;

  (b)
  transfer any shares of the Company's Common Stock as a gift with no consideration of any kind;

  (c)
  complete any transfer of the Company's Common Stock required by operation of law or in connection with any valid order, decree or ruling of a court of competent jurisdiction.
Very truly yours,
Signature:
Print Name:

C-2

Exhibit C-2

FORM OF LOCK-UP FROM OTHER SHAREHOLDERS
PURSUANT TO SECTION 5(i)(B)

October    , 2003

American Equity Investment Life Holding Company
5000 Westown Parkway, Suite 440
West Des Moines, IA 50266

Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated

Advest, Inc.
            As Representatives of the several
            Underwriters to be named in the within-mentioned
            Underwriting Agreement
c/o Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
4 World Financial Center FL25
New York, NY 10080

Re:
Proposed Public Offering by American Equity Investment Life Holding Company.

        I, the undersigned stockholder of American Equity Investment Life Holding Company (the "Company"), understand that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Advest, Inc. propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company, providing for the public offering of shares (the "Securities") of the Company's common stock, par value $1 per share (the "Common Stock").

        Because this offering will benefit me as a stockholder of the Company, I agree that from the date of this letter until the expiration of 180 days after the date of the Underwriting Agreement (the "Lock-up Period"), I will not without the prior written consent of Merrill Lynch, directly or indirectly offer, sell, contract to sell, or otherwise dispose of or transfer any interest in any shares of the Company's Common Stock I now own.

        During the Lock-up Period, I understand I may make any of the following types of transfers if, prior to the transfer, each transferee agrees in writing to be bound by the restrictions contained in this letter:

  (a)
  pledge any shares of the Company's Common Stock in connection with indebtedness of mine not maturing prior to the expiration of the Lock-up Period;

  (b)
  transfer any shares of Company's Common Stock as a gift with no consideration of any kind;

  (c)
  complete any transfer of Company's common stock required by operation of law or in connection with any valid order, decree or ruling of a court of competent jurisdiction.
Very truly yours,
Signature:
Print Name:

C-2-1

QuickLinks

  Exhibit 1.1
AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY
SCHEDULE A
SCHEDULE B
SCHEDULE C-1
SCHEDULE C-2
FORM OF OPINION OF COMPANY'S SPECIAL COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(b)
FORM OF OPINION OF COMPANY'S SPECIAL TAX COUNSEL TO BE DELIVERED PURSUANT TO SECTION 5(c)
FORM OF OPINION OF GENERAL COUNSEL OF COMPANY TO BE DELIVERED PURSUANT TO SECTION 5(d)
FORM OF LOCK-UP FROM DIRECTORS, OFFICERS AND SIGNIFICANT SHAREHOLDERS PURSUANT TO SECTION 5(i)(A)
FORM OF LOCK-UP FROM OTHER SHAREHOLDERS PURSUANT TO SECTION 5(i)(B)